EXHIBIT 20.4

                        NUTRITIONAL SOURCING CORPORATION

                          NOTICE OF GUARANTEED DELIVERY
                       FOR THE INVITATION WITH RESPECT TO
                      10.125% SENIOR SECURED NOTES DUE 2009

     As set forth in the Invitation dated January 28, 2005 (the "Invitation") of Nutritional Sourcing Corporation (the "Company") under the caption "TERMS OF THE INVITATION -- Procedure for Tendering Notes -- Guaranteed Delivery," and in the accompanying Letter of Transmittal (the "Letter of Transmittal") and Instruction 2 thereto, this form, or one substantially equivalent thereto, must be used to accept the Company's invitation to purchase its outstanding 10.125% Senior Secured Notes due 2009 (the "Notes") pursuant to the Invitation if prior to the Expiration Date (as defined below) (i) certificates representing the Notes to be tendered for purchase and payment are not lost but are not immediately available, (ii) the procedures for book-entry transfer cannot be completed prior to the Expiration Date, or (iii) time will not permit all required documents to reach the Depositary prior to the Expiration Date. This form may be delivered by mail, hand delivery or transmitted by facsimile transmission to the Depositary as set forth below and must include a guarantee by an Eligible Institution unless such form is submitted on behalf of an Eligible Institution. All capitalized terms used herein but not defined shall have the meanings ascribed to them in the Invitation.

TENDERS OF NOTES MAY BE WITHDRAWN AT ANY TIME ON OR PRIOR TO THE EXPIRATION DATE. THIS OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON FEBRUARY 28, 2005, UNLESS EXTENDED OR EARLIER TERMINATED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED OR EARLIER TERMINATED, THE "EXPIRATION DATE"). THE COMPANY RESERVES THE RIGHT TO EXTEND THE OFFER AT ANY TIME SUBJECT TO COMPLIANCE WITH APPLICABLE LAW. HOLDERS OF NOTES MUST TENDER THEIR NOTES PRIOR TO THE EXPIRATION DATE IN ORDER TO RECEIVE THE CLEARING PRICE.

                      The Depositary for the Invitation is:

                            WILMINGTON TRUST COMPANY

                        By hand or overnight courier to:
                            Wilmington Trust Company
                            Corporate Capital Markets
                Re: Nutritional Sourcing Corporation Tender Offer
                               Rodney Square North
                            1100 North Market Street
                              Wilmington, DE 19890

                       By registered or certified mail to:
                            Wilmington Trust Company
                             DC-1626 Processing Unit
                                  P.O. Box 8861
                Re: Nutritional Sourcing Corporation Tender Offer
                            Wilmington, DE 19899-8861

     By Facsimile Transmission (Eligible Institutions Only): (302) 636-4139
                    Confirmation by Telephone: (302) 636-6470

     Delivery of this instrument to an address, or transmission via facsimile, other than as set forth above will not constitute a valid delivery.

     This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box in the Letter of Transmittal.

Ladies and Gentlemen:

     By execution hereof, the undersigned acknowledges receipt of the Invitation (the "Invitation"), by Nutritional Sourcing Corporation (the "Company"), relating to the offer by the Company to purchase its outstanding 10.125% Senior Secured Notes due 2009 (the "Notes") and the accompanying Letter of Transmittal and instructions thereto (the "Letter of Transmittal"), which together constitute the Company's offer to purchase for cash the Notes, upon the terms and subject to the conditions set forth in the Invitation, from holders of Notes ("Holders"), as described in the Invitation.

     Upon the terms and subject to the conditions of the Invitation and the Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount of Notes indicated below pursuant to the guaranteed delivery procedures described in the Invitation under the caption "TERMS OF THE INVITATION -- Procedure for Tendering Notes -- Guaranteed Delivery."

     All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

                            PLEASE SIGN AND COMPLETE

Signature(s) of Holder(s) or Authorized Signatory:

_______________________________________________________  Date:________________

_______________________________________________________  Date:________________

_______________________________________________________  Date:________________

If Notes will be delivered by book-entry transfer at The Depositary Trust Company, please provide the account number:

DTC Account No. _____________________________________________

                              DESCRIPTION OF NOTES

                                                                                OFFER PRICE PER
                                                                                $1000 PRINCIPAL
                                                                               AMOUNT (cannot be
 NAME(s), ADDRESS(es),                CERTIFICATE                              less than $715 or
AREA CODE AND TELEPHONE                NUMBER(s)         PRINCIPAL AMOUNT        greater than
  NUMBER OF HOLDER(s)      SERIES    (if available)         TENDERED*               $745)**
-----------------------   --------   --------------   --------------------   --------------------

-----------------------   --------   --------------   --------------------   --------------------

-----------------------   --------   --------------   --------------------   --------------------

-----------------------   --------   --------------   --------------------   --------------------

-----------------------   --------   --------------   --------------------   --------------------

* Unless otherwise specified, it will be assumed that the entire aggregate principal amount represented by the Notes described above is being tendered.

** Each offer price must be in $5.00 increments between $715 and $745. Offer price need not be specified. If no offer price is specified, the offer price will be deemed to be $715 per $1000 principal amount tendered.

                The guarantee on the next page must be completed.

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

     This Notice of Guaranteed Delivery must be signed by the Holder(s) of Notes exactly as their name(s) appear on certificates for Notes or on a security position listing as the owner of Notes, or by person(s) authorized to become registered Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                      Please print name(s) and address(es):

Name(s):______________________________________________________________________

______________________________________________________________________________

Capacity:_____________________________________________________________________

Address(es):__________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

     Do not send Notes with this form. Notes should be sent to the Depositary together with a properly completed and duly executed Letter of Transmittal.

                                    GUARANTEE

                    (Not to be used for signature guarantee)

     The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or a correspondent in the United States, hereby (i) represents that each Holder of Notes on whose behalf this tender is being made "own(s)" the Notes tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (ii) represents that such tender of Notes complies with such Rule 14e-4, and (iii) guarantees that, within three New York Stock Exchange trading days from the date of this Notice of Guaranteed Delivery, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), together with certificates representing the Notes tendered hereby in proper form for transfer, or confirmation of the book-entry of such Notes into the Depositary's account at a Book-Entry Transfer Facility (pursuant to the procedure for book-entry transfer set forth in the Invitation under the caption "TERMS OF THE INVITATION -- Procedure for Tendering Notes -- Book-Entry Delivery of the Notes," including delivery of an Agent's Message in connection therewith), and required documents will be deposited by the undersigned with the Depositary.

Name of Firm:_______________________________  __________________________________
                                                      Authorized Signature
Address:____________________________________  Name:_____________________________

____________________________________________  Title:____________________________

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